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               OPTION TO PURCHASE AND RIGHT OF FIRST REFUSAL AGREEMENT
                               (GOLF TRUST OF AMERICA)


         THIS OPTION TO PURCHASE AND RIGHT OF FIRST REFUSAL AGREEMENT (this "Agreement") is entered as of the _______ day of ____________, 1997 (the "Effective Date") by and between (i) Golf Trust of America, L.P., a Delaware limited partnership (the "Partnership") and Golf Trust of America, Inc., a Maryland corporation (the "REIT"), (collectively, the "Company") on the one hand, and (ii) Mr. Larry D. Young (together with his Affiliates (as hereinafter defined), "The Legends Group").

         THE PARTIES ENTER THIS AGREEMENT on the basis of the following facts, understandings and intentions:

    A. Mr. Young is actively engaged in various aspects of golf course and real estate acquisition, development, management and operation, both personally and for companies and joint ventures he controls

    B. The Company has undertaken, or will concurrently with the public offering of shares in the Company (the "Offering") undertake, a series of transactions involving the Company and golf courses currently owned and/or managed by, among others, The Legends Group (the "Formation Transactions").

    C. Pursuant to the Formation Transactions the Partnership will acquire ten (10) golf courses, including all of the golf courses in which Mr. Young or The Legends Companies or their respective Affiliates own an interest, with the exception of Marsh Harbor, an 18-hole golf course facility (the "Marsh Harbor" course). The Marsh Harbor course is subject to a ground lease with a short remaining term.

    D. In the future, The Legends Companies may develop one or more additional golf courses and/or may acquire one or more established, operating golf courses, or with respect to the Marsh Harbor course, enter into a lease amendment to extend the term of the lease or acquire the fee interest in such course.

    E. The Company's primary objective is to maximize cash available for distribution and to enhance shareholder value through its partnership interest in the Partnership by acquiring golf courses that meet the Company's investment criteria and leasing such courses to third party operators.

    F. The Legends Group and the Company have determined that, in connection with the Formation Transactions and the Offering and as benefit to the shareholders of the Company, it is desirable to set forth the terms and conditions pursuant to which the Company will have an Option, as hereinafter defined, and the Right of First Refusal, as hereinafter defined, with respect to the Marsh Harbor course and any Future Courses, as hereinafter defined.

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          NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. DEFINITIONS. The following terms as used in this Agreement shall have the following meanings (applicable to both the singular and plural forms of the terms defined):

              a. "ACQUISITION AGREEMENT" shall mean a Contribution and Leaseback Agreement substantially in the form of Exhibit 10.4 to the Registration Statement, incorporating the terms and conditions of the Option Notice, or the Option Notice, as applicable, and which shall include, without limitation, a thirty (30)-day condition precedent or free-look provision.

              b. "AFFILIATE" means (i) any other person or entity directly or indirectly controlling, controlled by, or under common control with the person or entity to which such term applies; and (ii) as to any natural person, such person's spouse, or child, as well as the then-existing spouse of any of the foregoing. In addition, as to any corporation or partnership, any person with any of the foregoing relationships to any person in control of such partnership as a general partner or otherwise or in control of such corporation shall be deemed to be an Affiliate of such partnership or corporation. For purposes of this Agreement, "CONTROL" as applied to any person or entity means the possession, either directly or indirectly, of the power to direct or cause the direction of the management, policies and decision-making of such person or entity, whether through the ownership of voting interests, by contract or otherwise. "Control" shall also include, without limitation, the possession of direct or indirect equity or beneficial interests in at least seventy-five percent (75%) of the profits or voting control of any entity.

              c. "BASIC BUSINESS TERMS" shall mean, at a minimum, the following terms: (i) the sales price, (ii) the amount and terms of any seller financing, (iii) the amount and terms of any assumable third party financing,
(iv) the state of title to be transferred, (v) the date for close of escrow,
(vi) the proration of closing costs and the allocation between buyer and seller of any brokerage commissions, and (vii) all other material business terms and conditions.

              d. "CHANGE IN CONTROL" means a change in ownership or control of the Company effected through either of the following transactions:

                   (1) the direct or indirect acquisition by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934) of securities possessing more than twenty-five percent

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    (25%) of the total combined voting power of the REIT's outstanding securities pursuant to a tender or exchange offer made directly to the REIT's stockholders which the REIT's Board of Directors (the "Board") does not recommend such stockholders to accept; or

                   (2) a change in the composition of the Board over a period of twenty-four (24) consecutive months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least two-thirds (2/3) of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

              e.   "COMPANY AFFILIATE" means any Affiliate of the Company.

              f. "FUTURE COURSE" shall mean any golf course acquired, developed or otherwise owned or controlled by The Legends Group other than Marsh Harbor and other than any golf course subject to a Contribution and Leaseback Agreement with the Partnership as of the Effective Date. If The Legends Group acquires the fee interest in the Marsh Harbor course or if the term of the existing Marsh Harbor lease, together with any applicable extension options, is extended to a period in excess of 20 years, then at such time the Marsh Harbor course shall be considered a "Future Course."

              g. "INDEPENDENT DIRECTOR" shall mean a member of the Board of Directors of the REIT who is defined as an "Independent Director" in the charter documents of the REIT.

              h. "NEGOTIATED PURCHASE PRICE FORMULA" shall mean the formula described in EXHIBIT A hereto.

              i. "OFFER NOTICE" shall mean a term sheet prepared by The Legends Group and delivered to the Company indicating with respect to any Future Course the terms and conditions upon which The Legends Group intends to offer to Transfer the applicable Future Course.

              j. "REGISTRATION STATEMENT" shall mean the Form S-11 Registration Statement under the Securities Act of 1933, Registration No. 333-15965, as the same may be amended or supplemented from time to time.

              k. "TRANSFER" means the sale, long-term ground lease, transfer of control or conveyance, by deed, assignment, quitclaim or otherwise, whereby The Legends Group transfers its interest in the subject property.

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         2.   GRANT OF OPTION TO PURCHASE.  The Legends Group hereby grants to the Company separate rights to elect to acquire one or more of the Future Courses, separately or together, from time to time or at any time during the Option Term, by giving written notice (the "Option Notice") to The Legends Group at any time on or after the Option Term Commencement (as hereinafter defined) with respect to each property, on all of the following terms and conditions (the "Option"):

              a. OPTION TERM. The term of the Option with respect to each property (the "Option Term") shall be determined as follows.

                   (1) COMMENCEMENT. The Option Term shall commence on the Option Term Commencement determined as follows:

                        (i) with respect to each Future Course developed by Mr. Young and/or the Legends Group, the Option Term Commencement shall be the fourth (4th) anniversary of the public opening of the subject course; and

                        (ii) with respect to each Future Course acquired as an operating course by Mr. Young and/or the Legends Group, the Option Term Commencement shall be the second (2nd) anniversary of the date of such acquisition.

                   (2) TERMINATION. The Option Term with respect to each property shall terminate on the earlier of (i) the tenth (10th) anniversary of the Effective Date, or (ii) the conveyance of the subject property to a third party in accordance with and subject to the terms and conditions hereof.

              b. CONDITIONS. Exercise of the Option by the Company is conditioned upon the Company not having received an Offer Notice prior to delivery of the Option Notice to The Legends Group; PROVIDED, HOWEVER, that if The Legends Group for any reason fails to Transfer the subject property to a third party within the 9-Month Transfer Period (as hereinafter defined), then Company's receipt of said Offer Notice shall not prevent the exercise of this option.

              c. PURCHASE. Subject to Paragraph 2.d below, upon delivery of an Option Notice, the Company shall prepare and the parties shall execute an Acquisition Agreement within thirty (30) business days. The purchase price with respect to each property for which the Company gives an Option Notice to The Legends Group shall be determined according to the Negotiated Purchase Price Formula for the subject property.

              d. FAILED NEGOTIATIONS. Notwithstanding Paragraph 2.c above, if the parties negotiating in good faith are unable to reach a mutually agreeable Negotiated Purchase Price Formula for the property referred to in the Option Notice before the deadline referred to in Paragraph 2.c above, then The Legends Group shall not be obligated to convey the subject property to the Company pursuant to said Option Notice and the Company shall not deliver any other Option Notice regarding such property to

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Owner for a period of 12 months following delivery of the former Option
Notice. Nothing in this Paragraph 2.d shall be construed to terminate the Option Term.

         3. GRANT OF RIGHT OF FIRST REFUSAL. The Legends Group hereby grants to the Company separate rights of first refusal (each a "Right of First Refusal") to purchase each of the Future Courses at the same price and upon the same terms as are contained in the Offer Notice with respect to each property.

              a.   TERM.  The rights granted to the Company under this
Section 3 shall commence as of the Effective Date and shall terminate ten
(10) years thereafter, provided this Agreement shall automatically terminate upon a Change in Control.

              b. OFFER REQUIREMENTS. If, from time to time and at any time, The Legends Group desires to make a Transfer of one or more of the Future Courses to a third party unaffiliated with The Legends Group and excepting transfers by will or transfers to any lineal descendent of Mr. Young, The Legends Group shall first prepare and deliver an Offer Notice and shall offer to the Company or a Company Affiliate, at the election of the Company, the opportunity to purchase such property (the "Offered Property") on the same terms and conditions as are contained in the Offer Notice. The Company shall have thirty (30) days after receipt of the Offer Notice to deliver to The Legends Group a written acceptance agreeing to purchase the Offered Property on the terms and conditions set forth in the Offer Notice, and otherwise in accordance with the terms and conditions set forth in the Acquisition Agreement. Upon delivery of such acceptance, the parties shall execute an Acquisition Agreement with respect to the Offered Property within ten (10) business days.

              c. SALES TO THIRD PARTIES. If the Company fails to elect to purchase the Offered Property on the terms and conditions described herein, then, during the nine (9) month period immediately following the expiration of the thirty (30) day period provided in the immediately preceding Paragraph (the "9-Month Transfer Period"), The Legends Group may make a Transfer of the Offered Property to any third party on terms no more than five percent (5%) more favorable to the third party than the terms and conditions contained in the most recently delivered Offer Notice. The Legends Group shall not make any Transfer of any Future Course to any third party unless such Transfer is preceded by an Offer Notice as provided herein.

              d. SUBSEQUENT OFFERS. If, upon the expiration of the 9-Month Transfer Period, The Legends Group has not entered into a fully-executed purchase agreement with a third party on terms permitted by Paragraph 3.c above and recorded a grant deed to the Offered Property in favor of such third party within thirty (30) days after the expiration of the 9-Month Transfer Period, then prior to making a Transfer of all or any portion of the Offered Property to a third party, The Legends Group must first deliver to the Company another Offer Notice in accordance with Paragraph 3.b above. The Company shall then have fifteen (15) days after receipt of such new Offer Notice to accept the terms and conditions contained in the Offer Notice and otherwise in

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accordance with the terms and conditions set forth in the Acquisition
Agreement. Upon acceptance of a Offer Notice by the Company, the parties shall execute an Acquisition Agreement with respect to the Offered Property within ten (10) business days.

              e. TERMINATION OF RIGHT OF FIRST OFFER. If The Legends Group makes a Transfer of the Offered Property to a third party pursuant to Paragraph 3.c above, such third party shall take title to the Offered Property free and clear of any right of the Company to purchase the Offered Property, and this Agreement shall terminate and be of no further force or effect as to that (and only that) Offered Property.

         4.   MISCELLANEOUS.

              a. COMPLETE AGREEMENT; CONSTRUCTION. This Agreement, and the other agreements and documents referred to herein, shall constitute the entire agreement between the parties with respect to the subject matter thereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

              b. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the jurisdiction of the State of South Carolina without regard to the principles of conflicts of laws thereof and venue respecting any dispute under this Agreement shall be the proper court located in the State of South Carolina.

              c. NOTICES. All notices and other communications required or permitted hereunder shall be in writing, shall be deemed duly given upon actual receipt, and shall be delivered (i) in person, (ii) by registered or certified mail (air mail if addressed to an address outside of the country in which mailed), postage prepaid, return receipt requested, or (iii) by facsimile or other generally accepted means of electronic transmission (provided that a copy of any notice delivered pursuant to this clause (iii) shall also be sent pursuant to clause (ii)), addressed as follows (or to such other addresses as may be specified by like notice to the other parties):

If to The Legends Group:               Mr. Larry D. Young
                                       1500 Legends Drive
                                       Myrtle Beach, South Carolina 29578


If to the Company:                     Golf Trust of America, Inc.
                                       190 King Street
                                       Charleston, South Carolina  29401

              d. AMENDMENTS. No amendment, modification or supplement to this Agreement shall be binding on any of the parties hereto unless it is in writing and signed by

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the parties in interest at the time of the modification, and further provided any such modification is approved by a majority of the Independent Directors.

              e. SUCCESSORS AND ASSIGNS. Neither this Agreement nor any rights or obligations hereunder shall be assignable by a party to this Agreement without the prior, express written consent of the other party. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns.

              f. NO THIRD-PARTY BENEFICIARIES. This Agreement is solely for the benefit of the parties to this Agreement and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claims or action or other right in excess of those existing without reference to this Agreement.

              g. TITLES AND HEADINGS. Titles and headings to sections and paragraphs in this Agreement are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

              h. MAXIMUM LEGAL ENFORCEABILITY; TIME OF ESSENCE. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without prejudice to any rights or remedies otherwise available to any party to this Agreement, each party hereto acknowledges that damages would not be an adequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder shall be specifically enforceable. Time shall be of the essence as to each and every provision of this Agreement. The parties understand and agree that the determination of the purchase price under the option granted hereunder is subject to the parties agreement on the extent and nature of the adjustments to both expenses and revenue and each party agrees that given the subjective nature of such adjustments is not capable of being determined by a third party and therefore the parties agree that a suit for specific performance or damages is not appropriate if the parties negotiating faith are unable to agree on such adjustments.

              i. FURTHER ASSURANCES. The parties to this Agreement will execute and deliver or cause the execution and delivery of such further instruments and documents and will take such other actions as any other party to the Agreement may reasonably request in order to effectuate the purpose of this Agreement and to carry out the terms hereof.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

"The Legends Group"
                                __________________________________
                                LARRY D. YOUNG




"Company"                       GOLF TRUST OF AMERICA, L.P.

                                By GTA GP
                                General Partner


                                      By: _______________________________
                                      Name:
                                      Title:


                                GOLF TRUST OF AMERICA, INC.


                                By _______________________________
                                Name:
                                Title:

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
                                      EXHIBIT A

                          NEGOTIATED PURCHASE PRICE FORMULA

 A. NEGOTIATED PURCHASE PRICE FORMULA. The Negotiated Purchase Price shall equal the Adjusted Net Operating Income divided by the Capitalization Rate.

B. DEFINITIONS. For purposes of this EXHIBIT A, the following terms shall have the following meanings:

    (1) "ADJUSTED NET OPERATING INCOME" means the Net Operating Income divided by 1.135.

    (2) "APPLICABLE TWELVE (12) MONTH PERIOD" means the twelve (12) month period ending the calendar quarter immediately preceding the date the Option Notice is given.

    (3) "CAPITALIZATION RATE" shall mean the Company's First Call FFO plus 200 basis points.

    (4)  "COMPANY" means Golf Trust of America, Inc.

    (5) "COMPANY'S FIRST CALL FFO" means the consensus FFO per share estimate for the Company for the calendar year which includes the date the Option Notice is given, subtracting the Company's capital expenditure reserve per share as estimated for that year as such estimate is reported by First Call (or, if First Call is no longer in general use within the securities industry, by such other reporting service as is then in general use within the securities industry) divided by the average of the Company's closing share price for the thirty (30) trading days immediately preceding the date the Option Notice is given.

    (6) "GROSS OPERATING EXPENSES" means the gross operating expenses of the Property for the Applicable Twelve (12) Month Period, calculated in accordance with generally accepted accounting principles consistently applied. For purposes of calculating Gross Operating Expenses, the Company and The Legends Group shall negotiate in good faith to make such discretionary adjustments on a line item basis to reflect stabilized Gross Operating Expenses, which may include the following adjustments:

         (a)  annual capital replacement reserves shall be included;

         (b) annual cash expenditures (including depreciation) for golf carts shall be included;

         (c) extraordinary expenditures (such as to repair storm damage) which are not anticipated to recur in the ordinary course shall be excluded;

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         (d)    other adjustments to reflect stabilized Gross Operating
    Expenses;

         (e)  depreciation, amortization and debt service shall be excluded.

    (7) "GROSS OPERATING REVENUE" means the gross operating revenue of the Property, including revenue related to the golf course operations, food and beverage operations and sale of merchandise, for the Applicable Twelve (12) Month Period, calculated in accordance with generally accepted accounting principles consistently applied. Gross Operating Revenue shall also be subject to the Company and The Legends Group negotiating in good faith to make such discretionary adjustments on a line item basis to reflect stabilized Gross Operating Revenue.

    (8) "NET OPERATING INCOME" means the Gross Operating Revenue of the Property for the Applicable Twelve (12) Month Period LESS the Gross Operating Expenses for the same period.

    (9)  "PROPERTY" means the property which is the subject of the Option
Notice.

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